Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614.278.6622

BIG LOTS REPORTS SECOND QUARTER INCOME FROM CONTINUING OPERATIONS OF $0.31 PER DILUTED SHARE

COMPARABLE STORE SALES INCREASE 1.7%

COMPANY UPDATES OUTLOOK FOR FISCAL 2014

COMPANY ANNOUNCES NEW $125 MILLION SHARE REPURCHASE PROGRAM

Columbus, Ohio - August 29, 2014 - Big Lots, Inc. (NYSE: BIG) today reported income from continuing operations of $17.2 million, or $0.31 per diluted share, for the second quarter of fiscal 2014 ended August 2, 2014. This result compares to our guidance of $0.24 to $0.30 per diluted share affirmed on June 25, 2014 and to adjusted income from continuing U.S. operations of $21.5 million, or $0.37 per diluted share (non-GAAP), for the second quarter of fiscal 2013. Net sales for continuing operations for the second quarter of fiscal 2014 increased 1.2% to $1,195.4 million, compared to net sales from continuing U.S. operations of $1,180.9 million for the same period of fiscal 2013. Comparable store sales increased 1.7% for the quarter, compared to our guidance of +1% to +3%. A reconciliation of all non-GAAP amounts to the most comparable GAAP amounts is provided later in this release.

For the year-to-date period ended August 2, 2014, income from continuing operations totaled $45.8 million, or $0.81 per diluted share, which compares to adjusted income from continuing U.S. operations of $61.8 million, or $1.07 per diluted share (non-GAAP), for the same period in fiscal 2013.

Commenting on today’s earnings release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “I’m very pleased with the results we reported today. For the second consecutive quarter, our comps were positive and comfortably within the guidance range we provided, and our earnings were above the high end of our range. We believe this is an indication that our core customer, Jennifer, is responding to our improved merchandising strategies and marketing execution.”

SECOND QUARTER HIGHLIGHTS

•	Income from continuing operations of $0.31 per diluted share, compared to adjusted income from continuing U.S. operations of $0.37 per diluted share (non-GAAP) last year

•	Net sales of $1.2 billion, an increase of 1.2% compared to last year

•	Comparable store sales increase of 1.7%

•	Returned $52 million of cash to shareholders in the form of share repurchases and dividend payments

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

	Earnings per Share

	Q2 2014	Q2 2013 (1)	YTD 2014	YTD 2013 (1)

Continuing U.S. Operations	$0.31	$0.38	$0.81	$1.02

Add back non-recurring charges	—	($0.01)	—	$0.05

Continuing U.S. Operations - adjusted basis	$0.31	$0.37	$0.81	$1.07

Discontinued Operations	$0.05	($0.07)	($0.40)	($0.15)

(1) Non-GAAP detailed reporting provided below.

Discontinued Operations

Income from discontinued operations for the second quarter of fiscal 2014 totaled $2.7 million, or $0.05 per diluted share, compared to our guidance of an immaterial net loss. The income was a result of tax benefits that were generated with the wind down of our Canadian operations, which was only partially offset by miscellaneous expenses incurred in the quarter associated with the wind down.

Inventory and Cash Management

Inventory ended the second quarter of fiscal 2014 at $799 million, compared to $914 million for the second quarter of fiscal 2013. The reduction in inventory was driven by a 6% decrease in inventory per store (U.S. stores), lower store count, and the strategic decisions to liquidate our Canadian business and our wholesale operations.

We ended the second quarter of fiscal 2014 with $62 million of Cash and Cash Equivalents and $57 million of borrowings under our credit facility compared to $64 million of Cash and Cash Equivalents and $142 million of borrowings under our credit facility as of the end of the second quarter of fiscal 2013. Our use of cash generated by our U.S. operations was focused on returning cash to our shareholders, lowering debt levels, and funding the closure of our Canadian operations.

Quarterly Dividend Program

During the second quarter of fiscal 2014, the Board of Directors unanimously approved the establishment of our first-ever quarterly dividend program. The second quarter dividend of $0.17 per share was paid on July 29, 2014 to shareholders of record as of the close of business on July 11, 2014.

As announced in a separate press release earlier today, on August 28, 2014, the Board of Directors declared a quarterly cash dividend for the third quarter of fiscal 2014 of $0.17 per common share payable on September 26, 2014, to shareholders of record as of the close of business on September 12, 2014.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Share Repurchase Update

As a reminder, in March 2014, our Board of Directors authorized a share repurchase program (“March 2014 Share Repurchase Program”) providing for the repurchase of up to $125 million of our common shares. As previously reported, we exhausted our March 2014 Share Repurchase Program during May 2014 by investing $42.5 million to repurchase 1.1 million shares at an average price of $38.38. In total, we invested $125 million to repurchase 3.3 million shares at an average price of $38.12.

Yesterday, on August 28, 2014, our Board of Directors approved a new share repurchase program (“August 2014 Share Repurchase Program”) providing for the repurchase of up to $125 million of our common shares. The $125 million authorization is expected to be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. The August 2014 Share Repurchase Program is eligible to begin on September 3, 2014 and will continue until exhausted.

Common shares acquired through the share repurchase programs will be available to meet obligations under equity compensation plans and for general corporate purposes.

2014 OUTLOOK

•
Updates outlook for fiscal 2014 income from continuing operations to $2.40 to $2.50 per diluted share, compared to fiscal 2013 adjusted income from continuing U.S. operations of $2.45 per diluted share (non-GAAP)

•	Affirms comparable store sales range of +1% to +2% for fiscal 2014

•	Increases estimate of cash flow from continuing U.S. operations to $250 million

Based on operating results for the first two quarters and our expectations for the third and fourth quarters of fiscal 2014, we now estimate our fiscal 2014 income from continuing operations to be in the range of $2.40 to $2.50 per diluted share compared to adjusted income from continuing U.S. operations of $2.45 per diluted share for fiscal 2013 (non-GAAP). This outlook is based on comparable store sales in the range of +1% to +2%. We estimate this financial performance will result in cash flow (defined as cash provided by operating activities less cash used in investing activities) of approximately $250 million from continuing U.S. operations.

EPS from Continuing Operations	Full Year

	2014 Guidance	2013 (1)

U.S. Operations	$2.40 - $2.50	$2.44

Impact of other non-recurring charges	—	$0.01

U.S. Operations - adjusted basis	$2.40 - $2.50	$2.45

EPS from Discontinued Operations	Approx. ($0.40)	($0.29)

(1) Non-GAAP detailed reporting provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the second quarter and provide commentary on our outlook for fiscal 2014. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com.

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, September 12, 2014. A replay of this call will also be available beginning today at 12:00 noon through September 12 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 3761105. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,495 BIG LOTS stores in 48 states with product assortments in the merchandise categories of Food, Consumables, Furniture & Home Décor, Seasonal, Soft Home, Hard Home, and Electronics & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. For more information, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	AUGUST 2	AUGUST 3
	2014	2013
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$62,033	$63,810
Inventories	799,479	913,687
Deferred income taxes	53,464	42,524
Other current assets	121,801	111,341
Total current assets	1,036,777	1,131,362

Property and equipment - net	551,452	592,945

Deferred income taxes	12,937	7,482
Goodwill	0	12,991
Other assets	41,226	56,531
	$1,642,392	$1,801,311

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$379,992	$427,243
Property, payroll and other taxes	78,136	77,685
Accrued operating expenses	60,235	70,420
Insurance reserves	37,609	36,440
KB bankruptcy lease obligation	0	3,069
Accrued salaries and wages	33,167	26,827
Income taxes payable	1,552	1,792
Total current liabilities	590,691	643,476

Long-term obligations under bank credit facility	56,500	141,700

Deferred rent	71,064	79,309
Insurance reserves	55,840	63,107
Unrecognized tax benefits	17,985	17,168
Other liabilities	27,691	38,931

Shareholders' equity	822,621	817,620
	$1,642,392	$1,801,311

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	AUGUST 2, 2014		AUGUST 3, 2013
		%		%
	(Unaudited)		(Recast)

Net sales	$1,195,363	100.0	$1,180,905	100.0
Gross margin	469,527	39.3	464,115	39.3
Selling and administrative expenses	412,142	34.5	400,088	33.9
Depreciation expense	29,443	2.5	27,534	2.3
Operating profit	27,942	2.3	36,493	3.1
Interest expense	(510)	(0.0)	(730)	(0.1)
Other income (expense)	0	0.0	(11)	(0.0)
Income from continuing operations before income taxes	27,432	2.3	35,752	3.0
Income tax expense	10,220	0.9	13,808	1.2
Income from continuing operations	17,212	1.4	21,944	1.9
Income (loss) from discontinued operations, net of tax benefit (expense) of $3,841 and ($28), respectively	2,726	0.2	(3,818)	(0.3)
Net income	$19,938	1.7	$18,126	1.5

Earnings per common share - basic (a)
Continuing operations	$0.31		$0.38
Discontinued operations	0.05		(0.07)
Net income	$0.36		$0.32

Earnings per common share - diluted (a)
Continuing operations	$0.31		$0.38
Discontinued operations	0.05		(0.07)
Net income	$0.36		$0.31

Weighted average common shares outstanding
Basic	54,991		57,382
Dilutive effect of share-based awards	698		542
Diluted	55,689		57,924

Cash dividends declared per common share	$0.17		$0.00

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	AUGUST 2, 2014		AUGUST 3, 2013
		%		%
	(Unaudited)		(Recast)

Net sales	$2,476,634	100.0	$2,447,925	100.0
Gross margin	963,083	38.9	966,310	39.5
Selling and administrative expenses	829,688	33.5	813,990	33.3
Depreciation expense	58,268	2.4	54,379	2.2
Operating profit	75,127	3.0	97,941	4.0
Interest expense	(860)	(0.0)	(1,456)	(0.1)
Other income (expense)	0	0.0	(11)	(0.0)
Income from continuing operations before income taxes	74,267	3.0	96,474	3.9
Income tax expense	28,474	1.1	37,465	1.5
Income from continuing operations	45,793	1.8	59,009	2.4
Loss from discontinued operations, net of tax benefit of $12,796 and $142, respectively	(22,507)	(0.9)	(8,550)	(0.3)
Net income	$23,286	0.9	$50,459	2.1

Earnings per common share - basic (a)
Continuing operations	$0.82		$1.03
Discontinued operations	(0.40)		(0.15)
Net income	$0.42		$0.88

Earnings per common share - diluted (a)
Continuing operations	$0.81		$1.02
Discontinued operations	(0.40)		(0.15)
Net income	$0.41		$0.87

Weighted average common shares outstanding
Basic	56,001		57,344
Dilutive effect of share-based awards	630		540
Diluted	56,631		57,884

Cash dividends declared per common share	$0.17		$0.00

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	AUGUST 2, 2014	AUGUST 3, 2013
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$55,003	$21,835

Net cash used in investing activities	(22,124)	(34,278)

Net cash (used in) provided by financing activities	(37,888)	4,802

Impact of foreign currency on cash	(119)	(218)

Decrease in cash and cash equivalents	(5,128)	(7,859)
Cash and cash equivalents:
Beginning of period	67,161	71,669
End of period	$62,033	$63,810

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	AUGUST 2, 2014	AUGUST 3, 2013
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$157,169	$82,018

Net cash used in investing activities	(37,608)	(50,101)

Net cash used in financing activities	(131,296)	(28,362)

Impact of foreign currency on cash	5,139	(326)

(Decrease) increase in cash and cash equivalents	(6,596)	3,229
Cash and cash equivalents:
Beginning of period	68,629	60,581
End of period	$62,033	$63,810

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: (1) selling and administrative expenses, selling and administrative expense rate, operating profit (loss), operating profit (loss) rate, income tax expense (benefit), effective income tax rate, income (loss) from continuing operations, net income (loss), diluted earnings (loss) per share from continuing operations, and diluted earnings (loss) per share for the second quarter of 2013, the year-to-date 2013, the third quarter of 2013, and the full year of 2013 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit (loss), adjusted operating profit (loss) rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted income (loss) from continuing operations, adjusted net income (loss), adjusted diluted earnings (loss) per share from continuing operations, and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

Second quarter of 2013 - Thirteen weeks ended August 3, 2013

	As Recast	Adjustment to loss contingency	As Adjusted (non-GAAP)
Selling and administrative expenses	$400,088	$677	$400,765
Selling and administrative expense rate	33.9%	0.1%	33.9%
Operating profit	36,493	(677)	35,816
Operating profit rate	3.1%	(0.1%)	3.0%
Income tax expense	13,808	(247)	13,561
Effective income tax rate	38.6%	0.0%	38.7%
Income from continuing operations	21,944	(430)	21,514
Net income	18,126	(430)	17,696
Diluted earnings per share from
continuing operations	$0.38	$(0.01)	$0.37
Diluted earnings per share	$0.31	$(0.01)	$0.31

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) an adjustment for the settlement of a pretax accrual of a loss contingency related to legal matters of $677 ($430, net of tax).

Year-to-date 2013 - Twenty-six weeks ended August 3, 2013

	As Recast	Adjustment to loss contingency	As Adjusted (non-GAAP)
Selling and administrative expenses	$813,990	$(4,375)	$809,615
Selling and administrative expenses rate	33.3%	(0.2%)	33.1%
Operating profit	97,941	4,375	102,316
Operating profit rate	4.0%	0.2%	4.2%
Income tax expense	37,465	1,615	39,080
Effective income tax rate	38.8%	(0.1%)	38.8%
Income from continuing operations	59,009	2,760	61,769
Net income	50,459	2,760	53,219
Diluted earnings per share from
continuing operations	$1.02	$0.05	$1.07
Diluted earnings per share	$0.87	$0.05	$0.92

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax accrual of a loss contingency related to a legal matter of $5,052 ($3,190, net of tax) combined with a pretax adjustment for settlement of the related legal matter, which resulted in a reduction of the accrual of $677 ($430, net of tax) for a total adjustment of $4,375 ($2,760, net of tax).

Third quarter of 2013 - Thirteen weeks ended November 2, 2013

	As Recast	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$405,279	$3,579	$408,858
Selling and administrative expenses rate	36.7%	0.3%	37.0%
Operating loss	(2,865)	(3,579)	(6,444)
Operating loss rate	(0.3%)	(0.3%)	(0.6%)
Income tax benefit	(1,951)	(1,400)	(3,351)
Effective income tax rate	50.0%	(5.2%)	44.8%
Loss from continuing operations	(1,948)	(2,179)	(4,127)
Net loss	(9,517)	(2,179)	(11,696)
Diluted earnings (loss) per share from
continuing operations	$(0.03)	$(0.04)	$(0.07)
Diluted earnings (loss) per share	$(0.17)	$(0.04)	$(0.20)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted loss from continuing operations, adjusted net loss, adjusted diluted earnings (loss) per share from continuing operations, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax adjustment for the gain on the sale of real estate of $3,579 ($2,179, net of tax).

Full-year 2013 - Fifty-two weeks ended February 1, 2014

	As Recast	Adjustment to exclude loss contingency	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,664,031	$(4,375)	$3,579	$1,663,235
Selling and administrative expense rate	32.5%	(0.1%)	0.1%	32.5%
Operating profit	230,110	4,375	(3,579)	230,906
Operating profit rate	4.5%	0.1%	(0.1%)	4.5%
Income tax expense	85,515	1,615	(1,400)	85,730
Effective income tax rate	37.7%	0.0%	(0.0%)	37.7%
Income from continuing operations	141,290	2,760	(2,179)	141,871
Net income	125,295	2,760	(2,179)	125,876
Diluted earnings per share from
continuing operations	$2.44	$0.05	$(0.04)	$2.45
Diluted earnings per share	$2.16	$0.05	$(0.04)	$2.17

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) a pretax charge related to the settlement of a legal matter of $4,375 ($2,760, net of tax); and (2) a pretax adjustment for the gain on the sale of real estate of $3,579 ($2,179, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.